UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

Xenomics, Inc.
(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1701
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 15, 2005, the Company’s management, after analyzing accounting comments received from the Staff of the Securities and Exchange Commission in connection with the filing of Amendment No. 1 to the Company’s Form SB-2, recommended to the Audit Committee of the Company, that the Company’s audited financial statements for the fiscal year ended January 31, 2005, and its unaudited quarterly financial statements for the quarterly period ended April 30, 2005 and for the quarterly period ended July 31, 2005, should no longer be relied upon. The Audit Committee agreed with the Company’s management and the Company restated the financial statements for the year ended January 31, 2005 to record expense of $3,982,642 for stock compensation. Additionally, the Company restated the financial statements for the three month period ended April 30, 2005 to record a benefit of $172,938 for stock based compensation expense. Additionally, the Company restated the financial statements for the six month period ended July 31, 2005 to: a) Record expense of $2,797,920 for stock based compensation expense, and b) Record net expense of $35,199 for other adjustments. On January 10, 2006, the Company amended its Form 10-KSB/A for the year ended January 31, 2005 and on January 11, 2006, the Company amended its Form 10-QSB for the quarterly period ended April 30, 2005 and its Form 10-QSB/A for the quarterly period ended July 31, 2005.

The Company’s management and Board of Directors reached their conclusions in consultation and with the concurrence of the Company’s independent registered public accounting firm, Lazar Levine & Felix LLP.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2006

XENOMICS, INC.

By:	/s/ V. Randy White

V. Randy White, Ph.D. Chief Executive Officer

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